Exhibit 99.2


INTERNATIONAL WIRE GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2006
(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)



On March 31, 2006, the Company completed the acquisition of all of the outstanding common stock of Phelps Dodge High Performance Conductors of SC & GA, Inc. ("HPC") for $42,000 plus a preliminary working capital adjustment payment at closing of $1,676. The acquisition was funded with borrowings under the Revolver Credit Facility. Additionally, on March 31, 2006, the Company purchased the copper inventory held on consignment by HPC from PD for $5,057, with $2,528 payable on May 15, 2006 and $2,529 payable on June 14, 2006. In addition, pursuant to the Purchase Agreement, the Company has agreed to a contingency payment in an amount equal to 4.88 multiplied by the amount that HPC's 2006 EBITDA (as defined in the Purchase Agreement) exceeds $9,400. The contingency payment is capped at $3,000.

This acquisition has been accounted for as a purchase on March 31, 2006. The fair value of assets and liabilities acquired were included in the consolidated balance sheet at that date.

The accompanying unaudited pro forma combined statements of operations are presented for illustrative purposes only to aid in your analysis of the impact to the Company of the acquisition of HPC, as if it occurred as of January 1, 2005. The unaudited pro forma combined statements of operations are not necessarily indicative of the combined results of operations that would have been realized had the Company and HPC been a single entity during the periods presented. In addition, the unaudited pro forma combined statements of operations are not necessarily indicative of the future results of the Company. The unaudited pro forma combined statements of operations and related notes should be read in conjunction with the historical financial statements of the Company and HPC.

                         INTERNATIONAL WIRE GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               COMPANY
                                                              AS REPORTED           HPC           ADJUSTMENTS       PRO FORMA
                                                              -----------           ---           -----------       ---------
Net sales................................................         $539,285           $85,537             ($381)(1)     $624,441

Operating expenses:
Cost of goods sold, exclusive of depreciation expense
      shown below........................................          472,581            76,303            (2,673)(2)      546,211

Selling, general and administrative expenses.............           34,222             2,265                --           36,487
Depreciation.............................................            9,347             3,835            (1,724)(3)       11,458
Amortization.............................................            3,709                --               125 (4)        3,834
Impairment and plant closing charges.....................            3,529                --                --            3,529
Gain on sale of property, plant and equipment............             (721)               --                --             (721)
                                                            ---------------------------------------------------------------------
Operating income.........................................           16,618             3,134             3,891           23,643
Other income/(expense):
      Interest expense...................................          (13,350)             (893)           (2,762)(5)      (17,005)
      Amortization of deferred financing fees............             (646)               --                --             (646)
      Other, net.........................................             (137)              (69)               --             (206)
                                                            ---------------------------------------------------------------------
Income before income tax provision.......................            2,485             2,172             1,129            5,786
Income tax provision.....................................            4,129             1,043               429 (6)        5,601
                                                            ---------------------------------------------------------------------
Income/(loss) from continuing operations.................          ($1,644)           $1,129              $700             $185
                                                            =====================================================================

Basic and diluted net income/(loss) per share:
      Income/(loss) from continuing operations...........          ($0.16)                                                $0.02
                                                            =================                                    =================

Weighted average basic and diluted shares
      outstanding........................................       10,000,002                                           10,000,002


---------------------

The total purchase price of the HPC acquisition was $51,471 and the payment of related purchase price, fees and costs is summarized as follows:

  Purchase of common stock and estimated working capital at closing...........  $43,676
  Estimated additional working capital adjustment.............................    2,131
  Purchase of consigned inventory.............................................    5,057
  Fees and costs..............................................................      607
                                                                              ----------
                                                                                $51,471
                                                                              ==========

The total acquisition costs have been allocated to the acquired net assets as follows:

    Current assets..............................................    $  34,611
    Property, plant and equipment...............................       26,734
    Identifiable intangibles....................................        2,500
    Current liabilities.........................................       (6,406)
    Deferred credit.............................................       (3,000)
    Deferred income taxes.......................................       (2,619)
    Other liabilities...........................................         (349)
                                                                  -------------
                                                                    $  51,471
                                                                  =============


The above allocation of total acquisition costs is preliminary and based upon the estimate of fair values as determined under SFAS No. 141 including inventory, property, plant and equipment, identifiable intangibles and certain liabilities. The Company expects to finalize this allocation in the second quarter of 2006 including final deferred income tax amounts.

Based upon the fair value of assets and liabilities compared to the total purchase price, there is an excess of fair value of assets and liabilities over purchase price, or "negative goodwill" of $3,000. Pursuant to the provisions of SFAS No. 141, the Company has recorded the contingent consideration as a deferred credit at March 31, 2006. There was no negative goodwill remaining after recording this deferred credit. When the contingency is resolved and consideration is issued or becomes issuable, any difference between the fair value of the contingent consideration issued or issuable and the deferred credit will be accounted for as follows:

o Any excess of the fair value of the contingent consideration issued or issuable over the amount of the deferred credit will be recognized as additional cost of the acquired entity.

o Any excess of the deferred credit over the fair value of the consideration issued or issuable will first be recognized as a pro rata reduction of the amounts that were initially assigned to eligible acquired assets, after which any remaining difference would be recognized as an extraordinary gain.

Identifiable intangibles as of March 31, 2006 represent the fair market value of alloys, customer contracts and relationships and trade names and trademarks. The fair market values were determined using a discount rate to compute the present value of the income or cost savings of the identifiable intangible assets. A discount rate of 17% was used. The identifiable intangibles of $2,500 consist of alloys of $100, customer contracts and relationships of $2,100 and trade names and trademarks of $300. Each of the identifiable intangibles will be amortized over 20 years.

(1)  Reflects the adjustment for the elimination of intercompany sales.

(2) Reflects expenses of $2,292 for HPC's pension and post retirement medical plans not acquired and the adjustment for the elimination of intercompany sales of $381.

(3) Reflects the adjustment to depreciation relating to the adjustment to fair market value and adjusted useful lives of property, plant and equipment as follows:

     Elimination of historical depreciation                          ($3,835)
     Depreciation expense on property, plant and equipment
     restated to fair value as of January 1, 2005                      2,111
                                                                   ---------
                                                                     ($1,724)
                                                                   =========

(4) Reflects the amortization of identifiable intangibles using 20-year useful lives and consists of amortization of $5 for alloys, $105 for customer contracts and relationships and $15 for trade names and trademarks.

(5) Reflects the adjustment of interest expense on the existing borrowings of $17,000 and for additional borrowings of $37,471 at a 6.7% interest rate, which is the average revolver rate. A 1/8% change in the interest rate would result in an increase or decrease of $68 for the year ended December 31, 2005.

(6)  Reflects income before income taxes at a 38% effective income tax rate.

INTERNATIONAL WIRE GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               COMPANY              HPC           ADJUSTMENTS        PRO FORMA
                                                             AS REPORTED
                                                           ----------------- ------------------ ----------------- -----------------

Net sales..................................................       $166,618           $27,089             ($195)(1)       $193,512
Operating expenses:
Cost of goods sold, exclusive of depreciation expense shown
        below
                                                                   148,591            23,628              (750)(2)        171,469
Selling, general and administrative expenses...............          7,664               732                --              8,396
Depreciation...............................................          2,105               892              (327)(3)          2,670
Amortization...............................................            933                --                31(4)             964
Gain on sale of property, plant and equipment..............            (64)               --                 --               (64)
                                                           ----------------------------------------------------------------------
Operating income ..........................................          7,389             1,837                851            10,077
Other income/(expense):
        Interest expense...................................         (3,257)             (308)              (727)(5)        (4,292)
        Amortization of deferred financing fees............           (162)               --                 --              (162)
        Other, net.........................................           (127)               13                 --              (114)
                                                           ----------------------------------------------------------------------
Income before income tax provision.........................          3,843             1,542                124             5,509
Income tax provision.......................................          1,442               588                 47(6)          2,077
                                                           ----------------------------------------------------------------------
Income from continuing operations..........................         $2,401              $954                $77            $3,432
                                                           ======================================================================


Basic and diluted net income per share
        Income from continuing operations..................          $0.24                                                  $0.34
-----------------------------------------------------------  ===============                                      ===============

Weighted average basic shares outstanding..................     10,000,002                                             10,000,002
Weighted average diluted shares outstanding................     10,001,354                                             10,001,354


---------------------------

(1)  Reflects the adjustment for the elimination of intercompany sales.

(2) Reflects expenses of $555 for HPC's pension and post retirement medical plans not acquired and the adjustment for the elimination of intercompany sales of $195.

(3) Reflects the adjustment to depreciation relating to the adjustment to fair market value and adjusted useful lives of property, plant and equipment as follows:

         Elimination of historical depreciation     ($892)
         Depreciation expense on property, plant
           and equipment restated to fair value
           as of January 1, 2005                      565
                                                 --------
                                                    ($327)

(4) Reflects the amortization of identifiable intangibles using 20-year useful lives and consists of $1 for alloys, $26 for customer contracts and relationships and $4 for trade names and trademarks.

(5) Reflects the adjustment of interest expense on existing borrowings of $17,000 and additional borrowings of $37,411 at an 8.0% interest rate which is the average revolver rate. A 1/8% change in the interest rate would result in an increase or decrease of $17 for the three months ended March 31, 2006.

(6)  Reflects income before income taxes at a 38% effective income tax rate.